Exhibit 99.1
CONTACT:
Katherine Piscopo Stein
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
stephanie.lowenthal@rfbinder.com
DEALERTRACK HOLDINGS REPORTS THIRD QUARTER 2008
FINANCIAL RESULTS AND REVISED GUIDANCE FOR THE
FULL YEAR 2008
Lake Success, NY, November 5, 2008 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the three and nine month periods ended September 30, 2008.
GAAP Results for Third Quarter 2008
■	Revenue for the quarter was $60.5 million, a 4 percent decrease from $62.9 million for the third quarter of 2007.

■	GAAP net loss for the quarter was $2.6 million, a decrease from GAAP net income of $4.5 million for the third quarter of 2007.

■	GAAP diluted net loss per share for the quarter was $0.07, a decrease from GAAP diluted net income per share of $0.11 for the third quarter of 2007.
Non-GAAP Results for Third Quarter 2008
■	EBITDA for the quarter was $6.7 million, a decrease from $17.5 million for the third quarter of 2007. Adjusted EBITDA for the quarter was $12.4 million, which excludes a $5.7 million impairment charge related to certain auction rate securities.

■	Cash net income for the quarter was $8.8 million, a 22 percent decrease from $11.4 million for the third quarter of 2007

■	Diluted cash net income per share for the quarter was $0.22, a 21 percent decrease from $0.28 per share for the third quarter of 2007.
Included in GAAP net loss and EBITDA is an impairment charge of $5.7 million, related to certain auction rate securities. The charge was deemed necessary after an analysis of other-than-temporary impairment factors, including the severity of decline in the securities and current financial market conditions. Auction rate securities with an original par value of $9.6 million were written-down to an estimated fair value of $3.9 million as of September 30, 2008. GAAP diluted net loss per share for the quarter was unfavorably impacted by $0.14 as a result of this impairment. Please refer to Attachment

7 of this press release for additional details on the impairment charge affecting auction rate securities holdings.
EBITDA is a non-GAAP financial measure that represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Adjusted EBITDA represents EBITDA excluding the impairment charges relating to the re-measurement of auction rate securities. Cash net income is a non-GAAP financial measure that represents GAAP net (loss) income before non-cash stock-based compensation expense (net of taxes), amortization of acquired identifiable intangibles (net of taxes), for 2007 the reversal of a benefit related to a tax valuation allowance, and the impairment charges relating to the re-measurement of auction rate securities in 2008. See “Non-GAAP Financial Measures” below for a further discussion of EBITDA and cash net income, and refer to Attachment 4 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.
“We are pleased with the continued growth in subscription revenue. However, the tight credit market and decade low new car sales continue to present serious headwinds for transactions on the DealerTrack network,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We remain confident that when credit availability and consumer confidence rebound, we are well positioned to see a return of growth in our transaction business.”
GAAP Results for Nine Months Ended September 30, 2008
■	Revenue for the nine months was $188.0 million, a 9 percent increase from $173.1 million for the same period in 2007.

■	GAAP net income for the nine months was $2.8 million, an 82 percent decrease from $15.6 million for the same period in 2007.

■	GAAP diluted net income per share for the nine months was $0.07, an 82 percent decrease from $0.38 per share for the same period in 2007.
Non-GAAP Results for Nine Months Ended September 30, 2008
■	EBITDA for the nine months was $34.0 million, a 33 percent decrease from $51.0 million for the same period in 2007. Adjusted EBITDA for the nine months was $39.7 million, which excludes the $5.7 million impairment charge related to certain auction rate securities.

■	Cash net income for the nine months was $28.0 million, a 15 percent decrease from $32.9 million for the same period in 2007.

■	Diluted cash net income per share for the nine months was $0.66, a 19 percent decrease from $0.81 per share for the same period in 2007.
Included in GAAP net income and EBITDA is the impairment charge of $5.7 million related to certain auction rate securities recognized during the three months ended September 30, 2008. GAAP diluted net income per share was unfavorably impacted by $0.13 for the year to date as a result of this impairment.
“Our balance sheet is strong with approximately $200 million in cash and investments,” said Mr. O’Neil. “Cash flow from operations during the third quarter of 2008 increased by 63 percent to approximately $20.5 million compared to $12.6 million a year ago.”

Business Statistics
There were 21,001 active dealers in the DealerTrack network as of September 30, 2008, down 7 percent from 22,551 a year earlier.. The National Automobile Dealers Association projects that as many as 700 franchised dealerships will close this year, a decrease of 3 percent industry wide. This consolidation is expected to continue in 2009. The number of active financing sources in the DealerTrack network as of September 30, 2008 reached 706, up 43 percent from 495 a year earlier. The number of lender to dealer relationships was approximately 179,000, compared to 227,000 at the beginning of 2008. Transactions processed during the third quarter of 2008 were approximately 19.2 million, down 19 percent from 23.8 million a year ago. Total subscriptions as of September 30, 2008 were 33,123, up 21 percent from 27,469 a year ago. At September 30, 2008, approximately 65 percent of active dealers now have one or more of DealerTrack’s subscription products. The average monthly subscription revenue per subscribing dealership was $557, up 5 percent from $528 a month for the third quarter of 2007.
Other Activity
As previously announced, the trial date for our patent infringement lawsuit has been moved to February 2009. The trial is currently expected to proceed on three claims on DealerTrack’s most recently issued patent and DealerTrack remains confident about the upcoming trial.
On March 18, 2008, DealerTrack’s board of directors authorized a stock repurchase program. In the quarter ended September 30, 2008 DealerTrack repurchased approximately 1.6 million shares at a cost of approximately $25.6 million. Since the end of September DealerTrack purchased an additional 0.4 million shares for approximately $5.1 million. As of November 5, 2008 the total number of shares repurchased by DealerTrack under the program was 3.0 million shares for approximately $49.8 million.
Revised Guidance for Full Year 2008
In light of the continued deterioration of the economic environment, the challenges facing the lending and automotive industries and the $5.7 million impairment charge relating to auction rate securities taken in the third quarter, we have revised our guidance for the full year 2008 as follows:
Expected GAAP Results
■	Revenue for the year is expected to be between $240 million and $243 million compared to the previous estimate of $246 million to $253 million.

■	GAAP net income for the year is expected to be between $1.2 million and $1.7 million, compared to the previous estimate of $9.4 million to $12.8 million.

■	GAAP diluted net income per share for the year is expected to be between $0.03 and $0.04 per share compared to the previous estimate of $0.22 to $0.30 per share.

Expected Non-GAAP Results
■	EBITDA for the year is expected to be between $39.8 million and $40.6 million, compared to the previous estimate of $48.3 million to $54.3 million. Adjusted EBITDA for the year is expected to be between $45.5 million and $46.3 million.

■	Cash net income for the year is expected to be between $32.1 million and $32.6 million, compared to the previous estimate of $33.9 million to $37.3 million.

■	Diluted cash net income per share for the year is expected to be between $0.77 and $0.78 per share, compared to the previous estimate of $0.80 to $0.88 per share.
Included in GAAP net income and EBITDA guidance is the impairment charge of $5.7 million, related to certain auction rate securities  recognized during the three months ended September 30, 2008. Our guidance for GAAP diluted net income per share was unfavorably impacted by $0.14 in the third quarter as a result of this impairment. This guidance is based on a Sensonally Adjusted Annualized Rate of 10 to 10.5 million new car sales for the fourth quarter and continued contraction of the automobile lending environment. It is based on an estimated average of 41.8 million shares outstanding. Please refer to Attachment 5 of this press release for reconciliations of GAAP financial guidance to non-GAAP financial guidance.
DealerTrack will host a conference call to discuss its third quarter 2008 results and other matters on November 5, 2008 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. Live audio of the call will be accessible to the public by calling 877-419-6597 (domestic) or 719-325-4870 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay of the webcast will be available on the Investor Relations section of the DealerTrack website until November 14, 2008.
Non-GAAP Financial Measures
In this release, DealerTrack’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Adjusted EBITDA represents EBITDA excluding the impairment charges relating to the re-measurement of auction rate securities. Cash net income represents GAAP net income excluding non-cash stock-based compensation expense (net of taxes), amortization of acquired intangibles (net of taxes), and for 2007 the reversal of a benefit related to a tax valuation allowance, and for 2008 excluding the impairment charges relating to the re-measurement of auction rate securities. EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes that the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and a reconciliation of cash net income to GAAP net income, in Attachment 4 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. Our solutions enable dealers to receive consumer leads, submit credit applications, compare financing and leasing options, sell insurance, vehicle accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the company provides dealer management systems (DMS) through its Arkona, Inc., subsidiary. Over 21,000 dealers, 700 financing sources, and many other service and information providers are active in the DealerTrack network. For more information, visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2008 performance, the development, expansion and benefits of DealerTrack’s network, products and services, DealerTrack’s growth expectations, assumptions relating to 2008 new car sales and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: the impact of trends in the automotive retail industry on DealerTrack’s business including the ongoing decline in new automobile sales, reductions in the number of dealers, and the loss of large national lenders from indirect auto lending; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; decrease in DealerTrack’s market value such that it results in an impairment to goodwill and other long-lived assets requiring a write-off of such assets, the inability to expand DealerTrack’s customer base and product and service offerings; declines in consumer confidence, adverse changes in the credit market, currency and interest rate fluctuations, and other risks listed in DealerTrack’s reports filed with the Securities and Exchange

Commission (SEC), including its 2007 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)                     Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
Net revenue(1)	$60,525	$62,871

Cost of revenue	27,940	27,678
Product development	2,875	2,761
Selling, general and administrative	26,654	25,598

Total operating costs and expenses	57,469	56,037

Income from operations	3,056	6,834

Interest income, net	1,018	893
Other income	142	2
Impairment of auction rate securities(a)	(5,664)

(Loss) income before provision for income taxes	(1448)	7,729
Provision for income taxes	(1,155)	(3,217)

Net (loss) income	$2,603	$4,512

Basic net (loss) income per share	$(0.07)	$0.12
Diluted net (loss) income per share	$(0.07)	$0.11
Weighted average shares outstanding	39,769,990	39,058,863
Weighted average shares outstanding assuming dilution	39,769,990	40,840,688

(1) Related party revenue	$644	$643
EBITDA (Non-GAAP) (b)	$6,713	$17,534
EBITDA margin (Non-GAAP) (c) (d)	11%	28%
Adjusted EBITDA (Non-GAAP) (b)	$12,377	$17,534
Adjusted EBITDA margin (Non-GAAP) (c) (d)	21%	28%
Cash net income (Non-GAAP) (b)	$8,844	$11,408
Diluted cash net income per share (Non-GAAP)	$0.22	$0.28

(a)	See Attachment 7

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of net revenue.

(d)	See Attachment 4.

Attachment (1)                     Actual Results: Nine-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Net revenue(1)	$188,014	$173,103

Cost of revenue	84,431	73,136
Product development	9,101	7,422
Selling, general and administrative	84,396	69,159

Total operating costs and expenses	177,928	149,717

Income from operations	10,086	23,386

Interest income, net	3,560	3,509
Other income	142	2
Impairment of auction rate securities(a)	(5,664)	—

Income before provision for income taxes	8,124	26,897
Provision for income taxes	(5,323)	(11,276)

Net income	$2,801	$15,621

Basic net income per share	$0.07	$0.40
Diluted net income per share	$0.07	$0.38
Weighted average shares outstanding	40,965,118	38,810,710
Weighted average shares outstanding assuming dilution	42,235,175	40,579,093

(1) Related party revenue	$1,974	$1,885
EBITDA (Non-GAAP) (b)	$33,951	$51,030
EBITDA margin (Non-GAAP) (c)(d)	18%	29%
Adjusted EBITDA (Non-GAAP) (b)	$39,615	$51,030
Adjusted EBITDA margin (Non-GAAP) (c)(d)	21%	29%
Cash net income (Non-GAAP) (b)	$27,954	$32,887
Diluted cash net income per share (Non-GAAP)	$0.66	$0.81

(a)	See Attachment 7

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of net revenue.

(d)	See Attachment 4.

Attachment (2)
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and short-term investments	$194,260	$220,144
Accounts receivable, net	25,356	26,957
Prepaid expenses and other current assets	10,630	11,132

Total current assets	230,246	258,233

Long-term investments available for sale	5,486	—
Property and equipment, net	14,061	12,792
Software and web site development costs, net	13,024	10,771
Intangible assets, net	50,016	69,528
Goodwill	116,672	117,702
Deferred taxes and other long-term assets	17,873	13,900

Total assets	$447,378	$482,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$24,856	$28,676
Deferred revenue	4,995	4,016
Due to acquirees and other current liabilities	978	2,731

Total current liabilities	30,829	35,423

Long-term liabilities	11,104	9,141

Total liabilities	41,933	44,564

Total stockholders’ equity	405,445	438,362

Total liabilities and stockholders’ equity	$447,378	$482,926

Attachment (3)
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Net cash provided by operating activities	$44,330	$33,143
Net cash provided by (used in) investing activities (a)	$84,246	$(46,766)
Net cash (used in) provided by financing activities	$(42,779)	$10,498

(a)	For the nine months ended September 30, 2008, net cash provided by investing activities includes $99.2 million in net sales of investments and auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the nine months ended September 30, 2007, net cash used in investing activities included $71.4 million in net sales of auction rate securities that were invested in tax-exempt and tax-advantaged securities.

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
GAAP net (loss) income	$(2,603)	$4,512
Interest income	(1,105)	(991)
Interest expense	87	96
Provision for income taxes	1,155	3,217
Depreciation and amortization	3,704	2,686
Amortization of acquired identifiable intangibles	5,475	8,014

EBITDA (Non-GAAP)	$6,713	$17,534

Impairment of auction rate securities	5,664	—

Adjusted EBITDA (Non-GAAP)	$12,377	$17,534

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
GAAP net income	$(2,603)	$4,512
Non-cash stock-based compensation charges, net of taxes	2,218	2,119
Amortization of acquired identifiable intangibles, net of taxes	3,565	4,777

Impairment of auction rate securities	5,664	—

Cash net income (Non-GAAP)	$8,844	$11,408

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
GAAP net income	$2,801	$15,621
Interest income	(3,813)	(3,742)
Interest expense	253	231
Provision for income taxes	5,323	11,276
Depreciation and amortization	9,785	7,391
Amortization of acquired identifiable intangibles	19,602	20,253

EBITDA (Non-GAAP)	$33,951	$51,030

Impairment of auction rate securities	5,664	—

Adjusted EBITDA (Non-GAAP)	$39,615	$51,030

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
GAAP net income	$2,801	$15,621
Non-cash stock-based compensation charges, net of taxes	6,736	4,961
Amortization of acquired identifiable intangibles, net of taxes	12,753	12,305
Impairment of auction rate securities	5,664	—

Cash net income (Non-GAAP)	$27,954	$32,887

Attachment (5)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income
to Forward-Looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$1.2	$1.7
Interest income	(4.8)	(4.8)
Interest expense	0.3	0.3
Provision for income taxes	5.1	5.4
Depreciation and amortization	13.1	13.1
Amortization of acquired identifiable intangibles	24.9	24.9

EBITDA (Non-GAAP)	$39.8	$40.6

Impairment of auction rate securities	5.7	5.7

Adjusted EBITDA (Non-GAAP)	$45.5	$46.3

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income to
Forward-Looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$1.2	$1.7
Non-cash stock-based compensation charges, net of taxes	9.0	9.0
Amortization of acquired identifiable intangibles, net of taxes	16.2	16.2
Impairment of auction rate securities	5.7	5.7

Cash net income (Non-GAAP)	$32.1	$32.6

Attachment (6)                    Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Active dealers (a)	21,001	21,735	22,457	22,043	22,551
Active financing sources (b)	706	659	578	536	495
Transactions processed (c) (in thousands)	19,219	22,251	23,889	20,836	23,810
Product subscriptions (d)	33,123	31,499	30,098	28,966	27,469

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network, including financing sources visible to dealers through drop down menus. This counting methodology reflects revisions we made in July 2008 to more accurately reflect the number of financing sources available on the network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period. The second quarter transaction volume has been revised upwards by 1,204,000 transactions from the number previously reported.

(d)	Represents revenue generating subscriptions in DealerTrack and DealerTrack Canada in a given period.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Transaction revenue (in thousands)	$33,007	$36,321	$38,167	$35,330	$39,096
Subscription revenue (in thousands)	$23,797	$22,877	$22,386	$21,470	$20,378
Other revenue (in thousands)	$3,721	$3,983	$3,755	$3,942	$3,397
Average transaction price (b)	$1.72	$1.63	$1.60	$1.70	$1.64
Average subscription price	$244	$246	$251	$253	$256
Average monthly subscription revenue per subscribing dealership (a)	$557	$547	$547	$543	$528

(a)	Represents total subscription revenue divided by subscribing dealers in US and Canada networks.

(b)	Due to the revision in the number of second quarter transactions, the average transaction price was reduced by $0.10.
Attachment (7)                    Impairment charges for certain auction rate securities

				Third Quarter
				2008
		Fair Market Value at	Rating at (1)	Impairment
Auction Rate	Par Value	September 30, 2008	September 30,	Charge
Preferred Holding	(000)	(000)	2008	(000)
Suntrust I	$3,000	$1,575	A3	$1,425

Goldman Sachs series I	1,600	$817	A2	783

Freddie Mac Finance Mortgage Loan Series S	2,200	$88	Ca	2,112

CR-Societe Generale Finance Mortgage Loan Series IV	1,000	$518	A1	482

CR-Societe Generale Finance Mortgage Loan Series I	1,800	$938	A1	862

Total	$9,600	$3,936		$5,664

(1)	According to Moody’s Investor Service